                                                         EXHIBIT 10.43

             LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                                between

                   ENRON GAS & OIL TRINIDAD LIMITED,

                                  and

             CREDIT SUISSE, a Swiss banking corporation,
                  acting through its New York Branch

                             March 8, 1994

                                 INDEX

                                                                  Page


INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                               ARTICLE I  . . . . . . . . . . . .    1

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . .    1
     1.2  Other Definitional Provisions . . . . . . . . . . . . .    4
     1.3  Accounting Terms  . . . . . . . . . . . . . . . . . . .    4

                              ARTICLE II  . . . . . . . . . . . .    4

LETTER OF CREDIT FACILITY AND OPERATIONS  . . . . . . . . . . . .    4
     2.1  Request for Issuance of Letter of Credit  . . . . . . .    4
     2.2  Notice of Drawings  . . . . . . . . . . . . . . . . . .    4

                              ARTICLE III . . . . . . . . . . . .    4

REIMBURSEMENT AND PAYMENT OBLIGATIONS . . . . . . . . . . . . . .    4
     3.1  Reimbursement and Payment Obligations . . . . . . . . .    4
     3.2  Cash Collateral Account . . . . . . . . . . . . . . . .    8
     3.3  Illegality  . . . . . . . . . . . . . . . . . . . . . .    9
     3.4  Method of Payment . . . . . . . . . . . . . . . . . . .    9

                              ARTICLE IV  . . . . . . . . . . . .    9

CONDITIONS PRECEDENT TO ISSUANCE OF LETTER OF CREDIT  . . . . . .    9
     4.1  Guaranty  . . . . . . . . . . . . . . . . . . . . . . .    9
     4.2  Resolutions of Company  . . . . . . . . . . . . . . . .    9
     4.3  Incumbency Certificate of the Company . . . . . . . . .   10
     4.4  The Company's Organic Documents . . . . . . . . . . . .   10
     4.5  Resolutions of the Guarantor  . . . . . . . . . . . . .   10
     4.6  Incumbency Certificate of the Guarantor . . . . . . . .   10
     4.7  The Guarantor's Charter and By-Laws . . . . . . . . . .   10
     4.8  Legal Opinions  . . . . . . . . . . . . . . . . . . . .   10
     4.9  Additional Information  . . . . . . . . . . . . . . . .   10

                               ARTICLE V  . . . . . . . . . . . .   10

REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . .   10
     5.1  Representations and Warranties of the Company . . . . .   10

                              ARTICLE VI  . . . . . . . . . . . .   11

AFFIRMATIVE COVENANTS OF COMPANY  . . . . . . . . . . . . . . . .   11
     6.1  Affirmative Covenants . . . . . . . . . . . . . . . . .   11

                              ARTICLE VII . . . . . . . . . . . .   13

NEGATIVE COVENANTS OF COMPANY . . . . . . . . . . . . . . . . . .   13
     7.1  Negative Covenants  . . . . . . . . . . . . . . . . . .   13

                             ARTICLE VIII . . . . . . . . . . . .   14

EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .   14
     8.1  Events of Default . . . . . . . . . . . . . . . . . . .   14
     8.2  Remedies Upon Event of Default  . . . . . . . . . . . .   15

                              ARTICLE IX  . . . . . . . . . . . .   16

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     9.1  Waiver  . . . . . . . . . . . . . . . . . . . . . . . .   16
     9.2  Notices . . . . . . . . . . . . . . . . . . . . . . . .   16
     9.3  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . .   17
     9.4  Invalid Provisions  . . . . . . . . . . . . . . . . . .   17
     9.5  Entirety and Amendments . . . . . . . . . . . . . . . .   18
     9.6  Headings  . . . . . . . . . . . . . . . . . . . . . . .   18
     9.7  Term of Agreement . . . . . . . . . . . . . . . . . . .   18
     9.8  Indemnity . . . . . . . . . . . . . . . . . . . . . . .   18
     9.9  Limitation of Liability . . . . . . . . . . . . . . . .   18
     9.10 Obligations Absolute  . . . . . . . . . . . . . . . . .   19
     9.11 Survival of Representations and Warranties  . . . . . .   19
     9.12 Participations  . . . . . . . . . . . . . . . . . . . .   19
     9.13 Confidentiality . . . . . . . . . . . . . . . . . . . .   19
     9.14 Right of Set-off  . . . . . . . . . . . . . . . . . . .   19
     9.15 Counterparts  . . . . . . . . . . . . . . . . . . . . .   20


EXHIBIT A - Letter of Credit

             LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

     THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT is made and entered into as of this 8th day of March, 1994, by and between ENRON GAS & OIL TRINIDAD LIMITED, a corporation organized and existing under the laws of Trinidad & Tobago (the "COMPANY"), and CREDIT SUISSE, a Swiss banking corporation, acting through its New York Branch (the "BANK").

                             INTRODUCTION

     Pursuant to that certain Credit Agreement (the "Credit Agreement"), dated as of March 8, 1994 between the Company and Caribbean Regional Development Investment Trust ("CRDIT"), the Company has borrowed from CRDIT $31,000,000 (the "LOAN"). Pursuant to the terms of the Credit Agreement, the Company has agreed to provide an irrevocable letter of credit to support its performance and obligations under the Credit Agreement, the Loan, and the other documents executed in connection with the Credit Agreement and the Loan. The Company has requested that the Bank issue a letter of credit for such purpose, and the Bank has agreed to issue such a letter of credit, subject to the terms of this Agreement. Therefore, to effect the foregoing, the Company and the Bank hereby agree as follows:


                               ARTICLE I

                               DEFINITIONS

     1.1 DEFINED TERMS. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this ARTICLE I:

     "AGREEMENT" shall mean this Letter of Credit and Reimbursement Agreement as the same from time to time may be extended, amended, modified, supplemented, or waived.

     "BANK" shall have the meaning assigned to it in the preamble hereof.

     "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy" as now or hereinafter in effect, or any successor thereto.

     "BASE RATE" shall mean, on any date, a rate per annum equal to the higher of (a) the base commercial lending rate announced from time to time by the Bank, or (b) the rate quoted by the Bank, at approximately 11:00 a.m., New York City time, to dealers in the New York Federal Funds Market for the overnight offering of dollars by the Bank for deposit, plus one-quarter of one percent (1/4%). The base lending rate is not the lowest rate of interest charged by the Bank in connection with extensions of credit. Each change in the Base Rate shall become effective without prior notice to the Company automatically as of the opening of business on the day of such change in the Base Rate.

     "BENEFICIARY" shall mean, with respect to the Letter of Credit, CRDIT.

     "BUSINESS DAY" shall mean any day that is not (i) a Saturday,
(ii) a Sunday, or (iii) another day on which (a) commercial banks in the City of New York, New York, Port of Spain, Trinidad, or San Juan, Puerto Rico are authorized or required by law or order to close or (b) the New York Stock Exchange is not open for trading.

     "CASH COLLATERAL ACCOUNT" shall have the meaning assigned to it in SECTION 3.2(a) hereof.

     "CASH COLLATERALIZED STATED AMOUNT" shall mean for each day of determination the amount of money (calculated in Dollars) in the Cash Collateral Account.

     "CLOSING DATE" shall mean the later of (a) the date of this Agreement, or (b) the date the Company has satisfied all of the conditions precedent set forth in ARTICLE IV hereof.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor Federal tax code, and any reference to any statutory provision of the Code shall be deemed to be a reference to any successor provision or provisions.

     "COMPANY" shall have the meaning assigned to it in the preamble hereof.

     "CONSOLIDATED" refers to the consolidation of the accounts of the Company and its Subsidiaries in accordance with GAAP.

     "CREDIT EXPIRATION DATE" shall mean the expiry date of the Letter of Credit.

     "DEBT" of any Person means, at any date, without duplication,
(a) obligations for the repayment of money borrowed which are or should be shown on a balance sheet as debt in accordance with GAAP,
(b) obligations as lessee under leases which, in accordance with GAAP, are capital leases, and (c) guaranties of payment or collection of any obligations described in clauses (a) and (b) of other Persons.

     "DOLLARS" and the sign "$" shall mean the lawful currency of the United States of America.

     "DRAWING" shall mean a demand for payment under the Letter of Credit in accordance with its terms.

     "EVENT OF DEFAULT" shall have the meaning assigned to it in
SECTION 8.1 hereof.

     "GAAP" means generally accepted accounting principles, in effect from time to time, consistently applied.

     "GOVERNMENTAL AUTHORITY" shall mean each applicable national government and each political subdivision thereof, and all agencies, authorities, boards, bureaus, commissions, courts, departments, officials, and officers of such governments now or hereafter having jurisdiction over any matter with respect of which such term is used.

     "GUARANTY" shall mean that certain Parent Guaranty of even date herewith executed by the Guarantor in favor of the Bank, pursuant to which the Guarantor guarantees the Company's Obligation under this Agreement.

     "GUARANTOR" shall mean Enron Oil & Gas Company, a Delaware corporation.

     "LETTER OF CREDIT FEE" shall have the meaning assigned to it in
SECTION 3.1(b) hereof.

     "LETTER OF CREDIT" shall mean the letter of credit issued pursuant to this Agreement in the form of EXHIBIT A attached hereto.

     "NON-COLLATERALIZED STATED AMOUNT" shall mean for each day of determination the Stated Amount minus the amount of money (calculated in Dollars) in the Cash Collateral Account.

     "OBLIGATION" shall mean all present and future indebtedness, fees, commissions, obligations, covenants, and liabilities of the Company, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or the Letter of Credit, and including without limitation any and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof.

     "OTHER TAXES" shall have the meaning assigned to it in Section
3.1(f)(iii).

     "PERSON" shall mean an individual, sole proprietorship, partnership, joint venture, association, trust, estate, business trust, corporation, not-for-profit corporation, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

     "PRESCRIBED FORMS" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank, (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Company to make payments hereunder for the account of the Bank free of deduction or withholding of income or similar taxes.

     "STATED AMOUNT" shall mean, for each day on which the Letter of Credit is in effect, the aggregate maximum amount which is available to be paid under the Letter of Credit.

     "SUBSIDIARY" means any corporation, partnership, joint venture or other entity of which more than 50% of the outstanding capital stock or other equity interests having ordinary voting power (irrespective of whether or not at the time capital stock or other equity interest of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Company.

     "TAXES" shall have the meaning assigned thereto in
SECTION 3.1(f)(i) hereof.

     1.2  OTHER DEFINITIONAL PROVISIONS.

          (a) All terms defined in this Agreement shall have the above-defined meanings when used in any certificate, report or other document made or delivered pursuant to this Agreement, unless the context therein shall otherwise require.

          (b) Defined terms used in the singular shall import the plural and VICE VERSA.

          (c) "Hereof," "herein," "hereunder," and similar terms when used in this Agreement shall refer to this Agreement as whole and not to any particular provisions of this Agreement.

     1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with, and shall be based on, GAAP.
                              ARTICLE II

               LETTER OF CREDIT FACILITY AND OPERATIONS

     2.1 REQUEST FOR ISSUANCE OF LETTER OF CREDIT. The Company hereby applies to the Bank and requests the Bank to issue, execute, and deliver for its account on the CLOSING DATE, or on such date thereafter as the Company may request, the Letter of Credit. Subject to the terms and conditions of this Agreement, the Bank hereby agrees to issue the Letter of Credit.

     2.2 NOTICE OF DRAWINGS. The Bank will provide the Company with telephonic notice (which notice shall be confirmed in writing) of each Drawing under the Letter of Credit at or before 1:00 p.m. (New York, New York time) on the Business Day on which the Bank will make the payment with respect to such Drawing.

                              ARTICLE III

                 REIMBURSEMENT AND PAYMENT OBLIGATIONS

     3.1 REIMBURSEMENT AND PAYMENT OBLIGATIONS. In consideration of the issuance by the Bank of the Letter of Credit, the Company hereby agrees to pay to the Bank the amounts set forth in this ARTICLE III on the dates and in the manner provided herein:

          (a) REIMBURSEMENT OF DRAWINGS UNDER THE LETTER OF CREDIT. An amount equal to the face amount of each Drawing, whether an Interest Drawing or a Principal Drawing (as such capitalized terms are defined in the Letter of Credit), which amount is due and payable to the Bank on the same Business Day on which the Bank duly honors any such Drawing, unless and to the extent the Bank (1) has been reimbursed for such amount from the Cash Collateral

Account pursuant to SECTION 3.2(b) or (2) has used funds in the Cash Collateral Account to pay the installment of interest or principal due under the Loan pursuant to SECTION 3.2(b).

          (b) FEES. The Company shall pay to the Bank a letter of credit fee (the "LETTER OF CREDIT FEE") equal to the sum of (x) 0.5% per annum on the Non-Collateralized Stated Amount of the Letter of Credit plus (y) 0.125% per annum on the Cash Collateralized Stated Amount of the Letter of Credit, payable quarterly in arrears from the date of issuance of the Letter of Credit, commencing on April 1, 1994, and continuing on the first Business Day of each July, October, January, and April thereafter through and including the Credit Expiration Date; and any accrued but unpaid fee as of the Credit Expiration Date shall be due and payable on the Credit Expiration Date. The Letter of Credit Fee shall be calculated on the basis of the actual days elapsed in a year consisting of 365 or 366 days, as the case may be.

          (c) INTEREST. Interest on the Obligation from time to time unpaid at a rate per annum equal to the sum of (x) the Base Rate MULTIPLIED by (y) 125% (but in no event to exceed the maximum rate of interest permitted by law), is payable on demand. Any such interest payable hereunder shall be calculated on the basis of actual days elapsed in a year consisting of 365 or 366 days, as applicable.

          (d)  ADDITIONAL COSTS.

               (i) Amounts sufficient to fully compensate the Bank for any additional costs resulting from the introduction of or change in any law, rule, regulation, guideline or request or in the interpretation thereof by any Governmental Authority, central bank or comparable agency (whether or not having the force of law) charged with the administration of such law, rule, regulation or guideline which directly or indirectly (A) imposes or modifies or deems applicable any reserve, special deposit or similar requirement against letters of credit issued by the Bank,
     (B) increases the amount of capital required or expected to be maintained or funded against letters of credit issued by the Bank or any corporation controlling the Bank, and (C) imposes on the Bank some condition regarding this Agreement, and the result of any event referred to in (A), (B) or (C) above shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit, payable on demand. Promptly after the Bank becomes aware of any such introduction, change or proposed compliance, the Bank shall notify the Company thereof, PROVIDED that the failure to provide such notice shall not affect the Bank's rights under this SECTION 3.1(d). A certificate in reasonable detail as to such increased cost, which states the basis of calculation thereof, submitted by the Bank to the Company shall be conclusive, absent manifest error, as to the amount thereof. Such certificate shall certify that such costs are generally being charged by the Bank to other similarly situated companies in connection with the issuance and maintenance of, or agreements to issue, similar letters of credit. Such increase in cost shall be based upon a reasonable allocation of Bank's aggregate cost related to the Letter of Credit. Notwithstanding the foregoing, the Company shall not be obligated to reimburse the Bank pursuant to any provision of this
     SECTION 3.1(d) for any additional costs under (A), (B), or (C) above, incurred or accruing more than 90 days prior to the date on which the Bank gave the written notice specified above.

               (ii) Amounts sufficient to compensate the Bank for any additional costs resulting from a demand for payment under the Letter of Credit on a day other than a Business Day. Any amounts payable pursuant to this SECTION 3.1(d)(ii) shall be for a period not to exceed the number of days the Bank would have had to pay such demand if demands for payment and amounts paid under the Letter of Credit were to be made only on Business Days. A certificate in reasonable detail as to any such cost, which states the basis of calculation thereof, submitted by the Bank to the Company shall be conclusive, absent manifest error, as to the amount thereof.

          (e) EXPENSES. Costs and actual reasonable expenses of the Bank (including, without limitation, the reasonable attorneys' fees of the Bank's legal counsel) incurred by the Bank in connection with
(a) the presentation and enforcement of all of the Bank's rights under this Agreement and the Letter of Credit, and (b) the negotiation, preparation, execution, delivery and participation of this Agreement, the Letter of Credit and any other documents related thereto, and any and all amendments, modifications and supplements thereof or thereto.

          (f)  TAXES.

               (i) Amounts sufficient such that any and all payments by the Company hereunder, and the Guarantor under the Guaranty, shall be made, in accordance with SECTION 3.3 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (A) taxes imposed on the Bank's income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof and, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the Bank's lending office or any political subdivision thereof and
     (B) any taxes imposed by the United States of America by means of withholding at the source if and to the extent that such taxes shall be in effect and shall be applicable, on the date hereof, to payments to be made to the Bank (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Company (or the Guarantor) shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (or under the Guaranty) to the Bank, (1) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.1(f)) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (2) the Company (or the Guarantor) shall make such deductions, and
     (3) the Company (or the Guarantor) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (ii) Notwithstanding anything to the contrary contained in this Agreement (or under the Guaranty), the Company (or the Guarantor) shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of the Bank (without the payment of increased amounts to the Bank pursuant to clause (i) above), unless the Bank (A) is a domestic corporation

     (as such term is defined in Section 7701 of the Code) for Federal income tax purposes or (B) has the Prescribed Forms on file with the Company (or the Guarantor) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if the Company (or the Guarantor) shall so deduct or withhold any such taxes, it shall provide a statement to the Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which the Bank may reasonably request for assisting the Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which the Bank is subject to tax.

               (iii) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any Governmental Authority which arise from any payment made hereunder or from the execution, delivery or registration of, otherwise with respect to, this Agreement (hereinafter referred to as "OTHER TAXES").

               (iv) The Company will, to the fullest extent permitted by law, indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this SECTION 3.1(f)) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the negligence or willful misconduct of the Bank, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor. The Bank shall not be indemnified pursuant to this SECTION 3.1(f)(iv) for Taxes or Other Taxes incurred or accrued more than 90 days prior to the date that the Bank makes written demand to the Company therefor.

               (v) Within 30 days after the date of any payment of Taxes by or at the direction of the Company, the Company will furnish to the Bank, at its address referred to in SECTION 9.2 hereof, the original or a certified copy of a receipt evidencing payment thereof. Should the Bank ever receive any refund, credit or deduction from any taxing authority to which the Bank would not be entitled but for the payment by the Company of Taxes as required by this SECTION 3.1(f) (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by the Bank in its sole discretion), the Bank thereupon shall repay to the Company an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by the Bank and determined by the Bank to be attributable to such refund credit or deduction.

               (vi) The Bank shall use its best efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its lending office or change the jurisdiction for its lending office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; PROVIDED that no such selection or change of the jurisdiction for its lending office shall be made if, in the reasonable judgment of the Bank, such selection or change would be disadvantageous to the Bank.

               (vii) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this SECTION 3.1(f) shall survive the payment in full of the Obligation for a period of five years thereafter.

     3.2  CASH COLLATERAL ACCOUNT.

          (a) ESTABLISHMENT OF ACCOUNT. Of even date herewith, the Company has established a non-interest bearing deposit account No. 34911901 (the "CASH COLLATERAL ACCOUNT") with Credit Suisse, New York Branch, entitled "Enron Gas & Oil Trinidad Limited Credit Suisse Reimbursement Account", and such Cash Collateral Account shall be maintained at all times thereafter, until the expiration or earlier termination of the Letter of Credit and the reimbursement to the Bank, in full, of all Drawings made under the Letter of Credit. From time to time the Company may deposit funds in any amount into the Cash Collateral Account. At least one (1) Business Day prior to the date that each installment of interest or principal becomes due under the Loan, the Company shall deposit funds, in an amount sufficient to pay such installment, into the Cash Collateral Account.

          (b) CONTROL OF, AND PAYMENTS FROM ACCOUNT. The Cash Collateral Account and all amounts deposited therein shall be subject to the exclusive dominion and control of the Bank. The Bank may apply the funds in the Cash Collateral Account to any reimbursement and payment obligation contained in SECTION 3.1(a) of this Agreement. All interest received on any investment of the funds in the Cash Collateral Account shall be income to the Company, shall be credited to the Cash Collateral Account, and shall be a part of, and disbursed from, the Cash Collateral Account in accordance with this Agreement. Notwithstanding anything contained herein to the contrary, upon the occurrence of an Event of Default, the Bank may apply the funds in the Cash Collateral Account to the payment of any Obligation.

          (c) GRANT OF SECURITY INTEREST. To secure the Obligation, the Company hereby transfers, assigns, and grants a security interest to the Bank in the Cash Collateral Account and all amounts deposited therein, together with all investments and proceeds thereof, from the date of the establishment of the Cash Collateral Account until the termination thereof pursuant to the terms hereof.

     3.3 ILLEGALITY. Notwithstanding any other provision in this Agreement, if the Bank determines that any applicable law, rule, or regulation or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or by its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for the Bank (or its respective lending office) to maintain the Letter of Credit, then upon notice to the Company by the Bank, the same shall constitute an "Event of Default" hereunder.

     3.4 METHOD OF PAYMENT. Except with respect to the Bank's satisfaction of certain reimbursement obligations of the Company from the Cash Collateral Account pursuant to SECTION 3.2(b), all payments by the Company to the Bank hereunder shall be made by 2:00 p.m. New York, New York time, free and clear of set-off or counterclaim in lawful currency of the United States and in immediately available funds through the New York Clearing House Interbank Payments System or through the New York Federal Reserve Bank at the Bank's office at 12
E. 49th Street, New York, New York 10017. If any such payment becomes due and payable on a day other than a Business Day, the same shall be payable on the next succeeding Business Day, but in any event not later than the last Business Day prior to the Credit Expiration Date.


                              ARTICLE IV

         CONDITIONS PRECEDENT TO ISSUANCE OF LETTER OF CREDIT

     The effectiveness of this Agreement and the obligation of the Bank to issue the Letter of Credit shall be subject to the conditions precedent that the Bank shall have received on the Closing Date, unless otherwise expressly stated, all of the following (in such quantities as may be requested by the Bank), each dated or effective as of the date hereof (unless otherwise stated below) in form and substance satisfactory to Bank:

     4.1  GUARANTY.  The Guaranty, duly executed by the Guarantor.

     4.2 RESOLUTIONS OF COMPANY. Resolutions of the Board of Directors of the Company approving the execution, delivery, and performance of this Agreement and the transactions contemplated herein, duly adopted by the Board of Directors of the Company and accompanied by a certificate of the Secretary or an Assistant Secretary of the Company stating that such resolutions are true and correct, have not been altered or repealed, and are in full force and effect.

     4.3 INCUMBENCY CERTIFICATE OF THE COMPANY. A certificate executed by a duly-authorized officer of the Company which shall certify the names of the officers of the Company authorized to execute this Agreement and the other documents or certificates to be delivered pursuant to this Agreement by the Company, together with the true signatures of each such officer.

     4.4 THE COMPANY'S ORGANIC DOCUMENTS. A copy of the memorandum and articles of association of the Company, and all amendments thereto, certified by the Secretary or an Assistant Secretary of the Company, as being true, correct, and complete as of the date of such certification.

     4.5 RESOLUTIONS OF THE GUARANTOR. Resolutions of the Board of Directors of the Guarantor approving the execution, delivery, and performance of the Guaranty, duly adopted by the Board of Directors of the Guarantor and accompanied by a certificate of the Secretary or an Assistant Secretary of the Guarantor stating that such Resolutions are true and correct, have not been altered or repealed, and are in full force and effect.

     4.6 INCUMBENCY CERTIFICATE OF THE GUARANTOR. A certificate executed by a duly-authorized officer of the Guarantor which shall certify the names of the officers of the Guarantor authorized to execute the Guaranty and the other documents or certificates to be delivered pursuant to the Guaranty by the Guarantor, together with true signatures of each such officer.

     4.7 THE GUARANTOR'S CHARTER AND BY-LAWS. A copy of the restated certificate of incorporation of the Guarantor, and all amendments thereto, and a copy of the by-laws of the Guarantor, and all amendments thereto, both certified by the Secretary or an Assistant Secretary of the Guarantor, as being true, correct, and complete as of the date of such certification.

     4.8 LEGAL OPINIONS. Opinions of counsel to the Company and to the Guarantor, which opinions shall be from counsel satisfactory to the Bank, and in form and substance satisfactory to the Bank.

     4.9 ADDITIONAL INFORMATION. Such other information and documents as may reasonably be required by the Bank and its counsel.


                               ARTICLE V

                    REPRESENTATIONS AND WARRANTIES

     5.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. To induce the Bank to issue the Letter of Credit, the Company represents and warrants to the Bank that:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (b) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action of the Company, require, in respect of the Company, no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of law or regulation applicable to the Company or the restated certificate of incorporation or by-laws of the Company or any judgment, injunction, order, decree or material ("material" for the purposes of this representation meaning creating a liability of $5,000,000 or more) agreement binding upon the

Company or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of the Company.

          (c) This Agreement, has been duly executed and delivered by the Company and is the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

          (d) Since December 31, 1993, there has been no material adverse change in the financial position or results of operations of the Company.

          (e) Except as previously disclosed in writing by the Company to the Bank prior to the date hereof, there is no action, suit or proceeding pending against the Company, or to the knowledge of the Company threatened against the Company, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the financial position or results of operations of the Company or which in any manner draws into question the validity of this Agreement.
                              ARTICLE VI

                   AFFIRMATIVE COVENANTS OF COMPANY

     6.1 AFFIRMATIVE COVENANTS. The Company covenants and agrees that so long as the Letter of Credit shall be outstanding, and until payment in full of all Drawings made under the Letter of Credit, the Company will (unless the Bank shall otherwise consent in writing):

          (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects, with all applicable laws, rules, regulations and orders to the extent noncompliance therewith would have a material adverse effect on the Company, such compliance to include, without limitation, the paying before the same become delinquent of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

          (b) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain its corporate existence, rights (charter and statutory), and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not disadvantageous in any material respect to the Banks.

          (c) REPORTING REQUIREMENTS. Furnish to the Bank the following:

               (i) immediately following the occurrence of each Event of Default, a statement of a director knowledgeable about the Company's financial affairs setting forth details of such Event of Default and the action which it proposes to take with respect thereto;

               (ii) as soon as available, and in any event within 90 days after the end of each fiscal year, a statement of a director knowledgeable about the Company's financial affairs stating that no Event of Default under Article VIII of this Agreement has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which it proposes to take with respect thereto;

               (iii) as soon as available, and in any event within sixty (60) days after the close of each of the first three (3) quarters of each fiscal year of the Company, the unaudited balance sheet of the Company as at the end of such quarter and the related statements of income and cash flows of the Company for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarter, in each case setting forth comparative figures for the related periods in the prior fiscal year, prepared in accordance with GAAP, all of which shall be certified by a director knowledgeable about the Company's financial affairs, subject to normal year-end audit adjustments;

               (iv) as soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Company, a copy of the audited financial statements for such year for the Company, including therein a balance sheet of the Company as at the end of such fiscal year and the related statements of income and cash flows of the Company for such fiscal year prepared in accordance with GAAP; and

               (v) such other information with respect to the Company's business, properties, or its condition or operations, financial or otherwise, as the Bank may from time to time reasonably request.
                              ARTICLE VII

                     NEGATIVE COVENANTS OF COMPANY

     7.1 NEGATIVE COVENANTS. The Company covenants and agrees that so long as the Letter of Credit shall be outstanding, and until payment in full of all Drawings made under the Letter of Credit, the Company will not (unless the Bank shall otherwise consent in writing):

          (a) CORPORATE REORGANIZATIONS. Wind up, liquidate, dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except if the corporation into which the Company is merged or a corporation formed by such consolidation or the Person acquiring all or substantially all of the Company's assets:

               (i) shall be a corporation organized and existing under the laws of a "Qualified Caribbean Basin Country" (as defined in Section 936(d)(4)(B) of the Code);

               (ii) shall assume, by an instrument in form and substance satisfactory to the Bank, the due and punctual payment of the Obligation, as fully as if such successor had been the Company; and

               (iii) immediately after such transaction no event shall occur and be continuing which constitutes an Event of Default.

          (b) NEGATIVE PLEDGE. Create, incur, assume, or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, hypothecation, assignment, deposit arrangement, charge, or encumbrance (including, without limitation, any conditional sale, or other retention agreement, or finance lease) of any nature, upon or with respect to any of its assets or properties, now owned or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction, a financing statement which names the Company as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except:

               (i) mortgages, deeds of trust, pledges, liens, security interests, assignments, deposit arrangements, or other preferential arrangements, charges, or encumbrances in favor of the Bank;

               (ii) liens for taxes or assessments or other governmental charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

               (iii)     pledges in favor of Guarantor;

               (iv) undetermined  or inchoate liens or charges
                    incidental to the construction, operation, maintenance, development of oil and gas fields off the coast of Trinidad and Tobago by the Company;

               (v) obligations or duties of the Company to any municipality or Governmental Authority with respect to any franchise, grant, license, permit, or similar arrangement;

               (vi) judgment liens the aggregate amount of which does
                    not exceed $5,000,000, or the aggregate amount of which is greater, if such greater amount is stayed by appeal, or which has been appealed and secured, if necessary, by the filing of an appeal bond;

               (vii)the pledge of hydrocarbons produced or recovered
                    from any property, an interest in which is owned or leased by the Company;

               (viii)the pledge of current assets to secure current liabilities, if in the ordinary course of business; and

               (ix) mechanics' and/or materialmen's liens.


                             ARTICLE VIII

                           EVENTS OF DEFAULT

     8.1 EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events (herein collectively called
"EVENTS OF DEFAULT") shall occur and be continuing:

          (a) the Company shall fail to deposit funds into the Cash Collateral Account as described in Section 3.2(a) or otherwise to reimburse the Bank for the amount of any Drawing (and such failure continues for one (1) Business Day), to pay interest on the Obligation, or to pay any fees (including without limitation the Letter of Credit Fee) when the same becomes due and payable hereunder; or

          (b) any representation or warranty made by (i) the Company (or any of its officers) under or in connection with this Agreement or
(ii) the Guarantor under or in connection with the Guaranty, shall prove to have been incorrect in any material respect when made or deemed made and such materiality is continuing; or

          (c) the Company shall fail to perform or observe any term, covenant or agreement contained in SECTIONS 6.1 or 7.1 or shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if, in the case of such other term, covenant or agreement, such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Bank; or

          (d) the Company shall fail to pay any principal of or premium or interest on any Debt (other than the Loan) which is outstanding in the principal amount of at least $5,000,000 in the aggregate, of the Company, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of the giving of notice of a voluntary prepayment), prior to the stated maturity thereof; or

          (e) the Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the

Company seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) one or more judgments, decrees, orders for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, stayed or bonded pending appeal;

          (g) the Company shall cease to be wholly-owned by Guarantor either directly or indirectly; or

          (h)  the occurrence of any of the events described in
SECTION 3.3, and the delivery of notice of such occurrence to the Company.

     8.2 REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall occur and be continuing, then (a) the Company shall pay to the Bank immediately the unpaid amount of any of the remainder of the Obligation then due and owing to the Bank without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company and (b) the Bank may, at its election, by notice in writing given to the Beneficiary, declare the Letter of Credit to be terminated, effective seven (7) days after the date of the Beneficiary's receipt of such notice of termination.


                              ARTICLE IX

                             MISCELLANEOUS

     9.1 WAIVER. No failure to exercise, and no delay in exercising, on the part of Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right.
The rights of Bank hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     9.2 NOTICES. Except where otherwise provided herein, all instructions, notices and other communications to be given to any party hereto shall be in writing and shall be personally delivered or sent by first-class mail, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the day when delivered or sent (except if sent by certified mail they shall be deemed to be given on the 5th Business Day after the day on which mailed) to the intended party at its address or telecopier number specified below (or as such party may specify to the other parties in writing). Any requirement that notice be given to any person under this Agreement shall be deemed to require notice to every person listed below. The addresses of the Bank and the Company for notices are:

If to Bank:    Credit Suisse
               12 E. 49th Street
               New York, New York 10017
               Attention:  Hazel Leslie
               Telephone: (212) 612-8055
               Telecopier: (212) 612-8368

with a copy to:Credit Suisse
               Houston Representative Office
               1100 Louisiana, Suite 4750
               Houston, Texas 77002
               Attention:  Donald W. Herrick, Jr.
               Vice President
               Telephone: (713) 751-0300
               Telecopier: (713) 751-0702

If to Company: Enron Gas & Oil Trinidad Limited
               Second Floor, The Mutual Center
               16 Queens Park West
               Port of Spain
               Republic of Trinidad and Tobago
               British West Indies
               Attention:  General Manager
               Telephone:  (809) 622-8653
               Telecopier:  (809) 628-4218

with a copy to:Enron Gas & Oil Trinidad Limited
               1400 Smith Street
               Houston, Texas 77002
               Attention:  Walter S. Wilson, Director
               Telephone: (713) 853-5012
               Telecopier: (713) 646-8062


Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this
SECTION 9.2.

     9.3  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

     9.4 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

     9.5 ENTIRETY AND AMENDMENTS. This Agreement and the documents, instruments and agreements referred to herein embody the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and this Agreement may be amended only by an instrument in writing executed by an authorized officer of Company and the Bank. The Company hereby agrees that the terms and provisions of this Agreement shall be applicable to any amendment, modification or supplement hereinafter made to the Letter of Credit with the written consent of the Company and the Bank, with the same force and effect as if such amendment, modification or supplement had been fully described herein.

     9.6 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

     9.7 TERM OF AGREEMENT. This Agreement shall remain in full force and effect until the later of the payment in full of the Obligation and the expiration of the Letter of Credit (or return and cancellation of the Letter of Credit).

     9.8 INDEMNITY. To the fullest extent permitted by law, the Company hereby agrees to indemnify the Bank and hold the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses which may arise or be asserted against the Bank in connection with the Letter of Credit, provided, however, that such indemnity shall not apply to any such claims, damages, losses, liabilities, costs or expenses caused by, arising from or existing solely by reason of (a) any wrongful breach by the Bank of any of its obligations under this Agreement or the Letter of Credit or (b) the gross negligence or willful misconduct of the Bank. In the event the Bank is restrained or enjoined from payment to the Beneficiary under the Letter of Credit pursuant to any judicial, governmental or quasi-governmental proceeding, the Company agrees to (i) reimburse the Bank for all costs and attorneys' fees reasonably incurred by the Bank in connection with (A) such proceeding and (B) any actions or claims of the Beneficiary against the Bank resulting from or notwithstanding such restraint or injunction, and (ii) extend the period during which Company's Obligation shall remain in full force and effect for as long a period of time as the expiration date of the Letter of Credit is extended by virtue of such restraint or injunction.

     9.9  LIMITATION OF LIABILITY.  The Bank shall not be liable for
(a) any acts or omission of the Beneficiary; (b) the form, accuracy, authority of persons signing, or legal effect of any documents required under the Letter of Credit provided such documents appear on their face to be in order; (c) the failure of any draft to bear any reference or adequate reference to the Letter of Credit; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, however sent; and (e) without limiting the foregoing, any action taken or omitted by the Bank in good faith in connection with the validity, sufficiency, or genuineness of any document or instrument presented to the Bank in connection with the Letter of Credit provided such document or instrument appears on its face to be in order, even if such document or instrument should in fact prove to be in any or all respects invalid, fraudulent, or forged.

     9.10 OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement shall be absolute, unconditional (except insofar as the duty to reimburse future Drawings represents contingent obligations) and irrevocable and shall be paid and performed strictly in accordance with the terms hereof. To the maximum extent permitted by applicable law the liability of the Company under this Agreement shall not be affected by the occurrence of any event or circumstance including, without limitation, any of the following: (a) any lack of validity or enforceability of all or any part of the Guaranty; (b) the amendment or waiver of all or any of the terms of any or all of the Guaranty; or
(c) the existence of any claim, set-off, defense or other right which the Company may have at any time against the Bank, the Beneficiary or any transferee of the Letter of Credit, or any other person or entity, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein, or any unrelated transaction or matter.

     9.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties by the Company herein shall survive delivery of this Agreement and the issuance of the Letter of Credit, and any investigation at any time made by or on behalf of the Bank shall not diminish the Bank's right to rely thereon.

     9.12 PARTICIPATIONS. The Bank may sell or grant participations in any of its rights or duties hereunder or under the Letter of Credit.

     9.13 CONFIDENTIALITY. The Bank agrees that it will use reasonable efforts not to disclose without the prior consent of the Company (other than to its employees, auditors or counsel) any information with respect to the Company which is furnished pursuant to this Agreement and which is designated by the Company to the Bank in writing as confidential, provided that the Bank may disclose any such information, (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over the Bank (whether in the United States or elsewhere), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, and (d) in order to comply with any law, order, regulation or ruling applicable to the Bank, and (e) to a prospective participant in connection with any contemplated transfer of any participation interest in the Agreement, and the obligations of the Company under this Agreement, provided, that such prospective participant executes an agreement with the Bank containing provisions substantially identical to those contained in this SECTION 9.13.

     9.14 RIGHT OF SET-OFF. Upon the occurrence of, and during the continuance of, an Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply against the Obligation, any and all balances in every deposit account of the Company with the Bank or any affiliate, office, or agency of the Bank now or at any time hereafter existing, any and all other rights or claims of the Company against the Bank and any affiliate, office, or agency of the Bank and any and all money, instruments, securities, documents, chattel paper, or other property rights of the Company which may now or at anytime hereafter be in possession or custody or under control of the Bank or any affiliate, office, or agency of the Bank, and the proceeds, products, and accessions of and to any thereof. The Bank agrees to notify the Company after any such set-off and application made by the Bank, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 9.14 are in addition to other rights and remedies (including, without limitation other rights of set-off) which the Bank may have.

     9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     EXECUTED as of the date first set forth above.

                              COMPANY:

                              ENRON GAS & OIL TRINIDAD LIMITED

                              By:
                              Name: W. C. Wilson
                              Title: Director

                              BANK:

                              CREDIT SUISSE, a Swiss banking
                              corporation, acting through its New York
                              Branch

                              By:
                              Name: Geoffrey M. Craig
                              Title: Member of Senior Management

                              By:
                              Name: William P. Murray
                              Title: Member of Senior Management

                               EXHIBIT A

                IRREVOCABLE DIRECT-PAY LETTER OF CREDIT



                                                         March 8, 1994
                                   Letter of Credit No. ______________


Caribbean Regional Development Investment Trust
c/o Banco Central Hispano-Puerto Rico, as Trustee
221 Ponce de Leon Avenue, Suite 1115
San Juan, Puerto Rico  00919
Attention:  Corporate Trust Officer

Dear Sirs:

     We hereby establish, at the request and for the account of Enron Gas & Oil Trinidad Limited (the "Account Party"), in your favor, our Irrevocable Direct-Pay Letter of Credit No. __________________________, in the amount of $31,861,111.11 (such amount, as reduced and reinstated from time to time in accordance with the provisions hereof, being the "Stated Amount"), of which (i) an amount not exceeding $31,000,000 (such amount, as reduced from time to time in accordance with the provisions hereof, being the "Principal Component") may be drawn upon with respect to the payment of principal of that certain loan made pursuant to that certain Credit Agreement, dated as of March 8, 1994, between you and the Account Party (the "Loan") and (ii) an amount not exceeding $861,111.11 (100 days accrued interest on the then effective Principal Component at the rate of 10% per annum) (such amount, as reduced and reinstated from time to time in accordance with the provisions hereof, being the "Interest Component") may be drawn upon with respect to the payment of interest accrued on the Loan.

     We hereby irrevocably authorize you to draw on us, in accordance with the terms and conditions hereof, (i) in one or more drawings by one or more of your drafts drawn on us (each such drawing being an "Interest Drawing") and accompanied by your written and completed certificate in substantially the form of ANNEX I attached hereto, an amount not exceeding $861,111.11 (as such amount is reduced and reinstated from time to time in accordance with the provisions hereof), with respect to payment when due of interest accrued on the Loan; (ii) in one or more drawings by one or more of your drafts drawn on us (each such drawing being a "Principal Drawing") and accompanied by your written and completed certificate in substantially the form of ANNEX II attached hereto, an amount not exceeding $31,000,000 (as such amount is reduced from time to time in accordance with the provisions hereof), with respect to the payment when due of the principal of the Loan; and (iii) in a single drawing by your draft drawn on us (such drawing being the "Final Drawing") and accompanied by your written and completed certificate in substantially the form of ANNEX III attached hereto, an amount not exceeding $31,861,111.11 (as such amount is reduced and reinstated from time to time in accordance with the provisions hereof), with respect to the payment, upon the acceleration of the principal of and interest accrued on the Loan. Funds under this Letter of Credit are available to you against your sight draft(s) drawn on us, stating on their face "Drawn under Credit Suisse, Irrevocable Direct-Pay Letter of Credit No. ________________

Caribbean Regional Development                           March 8, 1994
Investment Trust                       Letter of Credit No. __________
Page 2

and accompanied by your written and completed certificate substantially in the form of ANNEX I, or ANNEX II, or ANNEX III attached hereto, as appropriate. All drawings under this Letter of Credit will be paid, in accordance with the terms and conditions of this Letter of Credit, with our own funds.

     Each Principal Drawing honored by us hereunder shall automatically and irrevocably reduce (i) the Principal Component (and the amount available to be drawn hereunder by subsequent Principal Drawings) by an amount equal to the amount of such Principal Drawing, and (ii) the Interest Component (and the amount available to be drawn hereunder by subsequent Interest Drawings) to an amount equal to 100 days accrued interest, at the rate of 10% per annum (computed as described below), on the then effective Principal Component; and such reductions shall automatically and irrevocably result in corresponding aggregate reductions in (A) the Stated Amount, and (B) the amount available to be drawn hereunder by a subsequent Final Drawing.

     Each Interest Drawing honored by us hereunder shall automatically reduce the Interest Component (and the amount available to be drawn hereunder by subsequent Interest Drawings) by an amount equal to the amount of such Interest Drawing; and such reduction shall automatically result in corresponding reductions in (i) the Stated Amount, and (ii) the amount available to be drawn hereunder by a subsequent Final Drawing. If you shall not have received from us, within 4 calendar days after the honoring by us of any Interest Drawing notice to the effect that we have not been reimbursed for such Interest Drawing or that any other "Event of Default" has occurred and is continuing under the Letter of Credit and Reimbursement Agreement, dated as of March 8, 1994 (the "Letter of Credit Agreement"), between the Account Party and us, pursuant to which this Letter of Credit is issued (such notice being the "Notice of Non-Reinstatement"), the Interest Component (and the amount available to be drawn hereunder by subsequent Interest Drawings) shall be automatically reinstated, effective on the 5th calendar day after the honoring by us of such Interest Drawing, to an amount equal to 100 days accrued interest at the rate of 10% per annum (computed as described below) on the then effective Principal Component. Each such reinstatement of the Interest Component (and the amount available to be drawn hereunder by subsequent Interest Drawings) shall automatically result in corresponding reinstatements of (A) the Stated Amount, and (B) the amount available to be drawn hereunder by a subsequent Final Drawing.

     In computing, as of any date, accrued interest on the then effective Principal Component, interest shall be computed for such amount at the rate of 10% per annum and on the basis of a year of 360 days and the actual number of days elapsed.

     Demand for payment may be made by you under this Letter of Credit at any time during our business hours at our address set forth below on a Business Day (as hereinafter defined). If a demand for payment is made by you under this Letter of Credit at or prior to 11:00 A.M., New York time, on a Business Day, and provided that such demand for payment

Caribbean Regional Development                           March 8, 1994
Investment Trust                       Letter of Credit No. __________
Page 3

and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, in accordance with your payment instructions, of the amount demanded, in immediately available funds, not later than 4:00 P.M., New York time, on the same Business Day. If a demand for payment if made by you under this Letter of Credit after 11:00 A.M., New York time, on a Business Day, and provided such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, in accordance with your payment instructions, of the amount demanded, in immediately available funds, not later than 4:00 P.M., New York time, on the next succeeding Business Day. Payment under this Letter of Credit shall be made by wire transfer of Federal Reserve Bank of New York funds to your account at a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account that you maintain with us.
As used in this Letter of Credit the term "Business Day" shall mean any day that is not (i) a Saturday, (ii) a Sunday or (iii) another day on which commercial banks in the City of New York, New York, Port of Spain, Trinidad, or San Juan, Puerto Rico are authorized or required by law or executive order to close.

     If a demand for payment made by you under this Letter of Credit does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that such demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or are returning the same to you as you may elect. Upon being notified that a demand for payment made by you under this Letter of Credit was not effected in conformity with this Letter of Credit, you may attempt to correct such nonconforming demand for payment if, and to the extent that you are entitled (without regard to the provisions of this sentence) and able to do so.

     This Letter of Credit shall expire at 4:00 P.M., New York time, on the earliest to occur of the following dates (the "Termination Dates"): (i) May 11, 1998, (ii) the date on which you surrender this Letter of Credit to us, accompanied by your written statement certifying that the Loan has been paid in full (or provision has been made for such payment) or are otherwise no longer entitled to the benefits of this Letter of Credit; (iii) the date which is the 7th calendar day after the date on which you receive notice from us to the effect that this Letter of Credit is terminated by reason of occurrence and continuance of an "Event of Default" under the Letter of Credit Agreement (such notice being the "Notice of Termination"); and (iv) the date on which we honor your Final Drawing hereunder.

     Only you may make a drawing under this Letter of Credit. Upon the payment to you, in accordance with your payment instructions, of the amount specified in any draft drawn under this Letter of Credit, we shall be fully discharged of our obligation under this Letter of Credit in respect of such draft, to you or to any other person (including the holder of the Loan) who may have made to you or the Account Party or makes to you or to the Account Party a demand for payment with respect to the Loan.

Caribbean Regional Development                           March 8, 1994
Investment Trust                       Letter of Credit No. __________
Page 4

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Letter of credit Agreement and the Loan), except for the drafts and the certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such drafts and certificates. References to this Letter of Credit include the certificates attached hereto.

     This Letter of Credit shall be governed by the laws of the State of New York including, without limitation, Article 5 of the Uniform Commercial Code as in effect in the State of New York and the Uniform Customs and Practice for Documentary Credits in effect on the date of the issue of this Letter of Credit.

     All demands for payment under this Letter of Credit, as well as all notices and other communications to us with respect to this Letter of Credit, shall be in writing and shall be addressed to us at One Liberty Plaza, New York, New York 10006, Attention: Letter of Credit Department, or by facsimile to our facsimile number (212) 238-2121, or at any other office of facsimile number in New York, New York which may be designated by us by written notice delivered to you.

                         Very truly yours,

                         CREDIT SUISSE, a Swiss banking corporation, acting through its New York Branch

                         By:
                         Name:
                         Title:

                         By:
                         Name:
                         Title:

                                        Annex I to
                                        Irrevocable Direct-Pay
                                        Letter of Credit
                         INTEREST
                    DRAWING CERTIFICATE


     Reference is made to that certain Irrevocable Direct-Pay Letter of Credit No. _____________ dated March 8, 1994 (the "LETTER OF CREDIT"), in the face amount of $31,861,111.11 issued by Credit Suisse, a Swiss banking corporation, acting through its New York Branch for the account of Enron Gas & Oil Trinidad Limited ( the "COMPANY") and for the benefit of Caribbean Regional Development Investment Trust (the "BENEFICIARY").

     The undersigned, a duly authorized representative of the Beneficiary, hereby certifies that:

     1. The Beneficiary is making a demand for payment under the Letter of Credit with respect to the payment of interest accrued on the Loan which is due and payable on ________________ (the "Payment Date").

     2. The amount of the draft accompanying this Certificate (i) represents $_______________ being drawn by the Beneficiary under the Letter of Credit with respect to the payment of the account of interest accrued on the Loan which is due on the Payment Date, (ii) was computed in accordance with the provisions of the Loan, (iii) does not exceed the amount of the Interest Component or the amount available to be drawn under the Letter of Credit by Interest Drawings as in effect on the Payment Date, and (iv) has not been and is not the subject of a prior or contemporaneous demand for payment under the Letter of Credit.

                                        Annex I to
                                        Irrevocable Direct-Pay
                                        Letter of Credit
                         INTEREST
                    DRAWING CERTIFICATE

                         Page Two

     The Beneficiary hereby acknowledges that, pursuant to the terms of the Letter of Credit, (A) the honoring by the Bank of the Interest Drawing made by this Certificate shall automatically reduce the Interest Component to $_______________ and the amount available to be drawn under the Letter of Credit by subsequent Interest Drawings to $_________________ (such reduction being in an amount equal to the amount of the draft accompanying this Certificate, as set forth in clause (i) of paragraph (2) of this Certificate); and (B) such reduction shall automatically result in corresponding reductions in
(i) the Stated Amount, and (ii) the amount available to be drawn under the Letter of Credit by a subsequent Final Drawing. The Interest Component and the amount available to be drawn under the Letter of Credit in subsequent Interest Drawings are subject to reinstatement pursuant to the terms of the Letter of Credit.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the ______ day of ____________________.


                                   CARIBBEAN REGIONAL
                                   DEVELOPMENT INVESTMENT TRUST

                                   By:
                                   Printed Name:
                                   Title:

                                        Annex II to
                                        Irrevocable Direct-Pay
                                        Letter of Credit
                         PRINCIPAL
                    DRAWING CERTIFICATE

     Reference is made to that certain Irrevocable Direct-Pay Letter of Credit No. _____________ dated March 8, 1994 (the "LETTER OF CREDIT"), in the face amount of $31,861,111.11 issued by Credit Suisse, a Swiss banking corporation, acting through its New York Branch for the account of Enron Gas & Oil Trinidad Limited ( the "COMPANY") and for the benefit of Caribbean Regional Development Investment Trust (the "BENEFICIARY").

     The undersigned, a duly authorized representative of the Beneficiary, hereby certifies that:

     1. The Beneficiary is making a demand for payment under the Letter of Credit with respect to the payment of interest accrued on the Loan which is due and payable on ________________ (the "Payment Date").

     2. The amount of the draft accompanying this Certificate (i) represents $______________, being drawn by the Beneficiary under the Letter of Credit with respect to the payment of the account of interest accrued on the Loan which is due on the Payment Date, (ii) was computed in accordance with the provisions of the Loan, (iii) does not exceed the amount of the Interest Component or the amount available to be drawn under the Letter of Credit by Interest Drawings as in effect on the Payment Date, and (iv) has not been and is not the subject of a prior or contemporaneous demand for payment under the Letter of Credit.

                                             Annex II to
                                             Irrevocable Direct-Pay
                                             Letter of Credit
                               PRINCIPAL
                          DRAWING CERTIFICATE

                               Page Two

     The Beneficiary hereby acknowledges that, pursuant to the terms of the Letter of Credit, (A) the honoring by the Bank of the Principal Drawing made by this Certificate shall automatically and irrevocably reduce (1) the Principal Component to $___________________ and the amount available to be drawn under the Letter of Credit by subsequent Principal Drawings to $______________________ (such reduction being in an amount equal to the amount of such Principal Drawing, as set forth in clause (i) of paragraph (2) of this Certificate), and (2) the Interest Component and the amount available to be drawn under the Letter of Credit by subsequent Interest Drawings to an amount equal to $________________________ (100 days accrued interest computed as provided in the Letter of Credit) on the then effective Principal Component; and (B) such reductions shall automatically and irrevocably result in corresponding aggregate reductions in (i) the Stated Amount to $______________________, and (ii) the amount available to be drawn under the Letter of Credit by a subsequent Final Drawing to $______________________.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the ______ day of __________________________.

                              CARIBBEAN REGIONAL
                              DEVELOPMENT INVESTMENT TRUST

                              By:
                              Printed Name:
                              Title:

                                             Annex III to
                                             Irrevocable Direct-Pay
                                             Letter of Credit

                                 FINAL
                          DRAWING CERTIFICATE

     Reference is made to that certain Irrevocable Direct-Pay Letter of Credit No. _____________ dated March 8, 1994 (the "LETTER OF CREDIT"), in the face amount of $31,861,111.11 issued by Credit Suisse, a Swiss banking corporation, acting through its New York Branch for the account of Enron Gas & Oil Trinidad Limited (the "COMPANY") and for the benefit of Caribbean Regional Development Investment Trust (the "BENEFICIARY").

     The undersigned, a duly authorized representative of the Beneficiary, hereby certifies that:

     1. The Beneficiary is making a demand for payment under the Letter of Credit with respect to the payment, upon the acceleration of the principal of, and interest accrued on, the Loan which is due and payable on ___________________________ (the "Payment Date").

     2. The amount of the draft accompanying this Certificate (i) represents (a) $__________________, being drawn by the Beneficiary under the Letter of Credit with respect to the payment of the principal of the Loan which is due on the Payment Date, plus (b) $__________________, being drawn by the Beneficiary under the Letter of Credit with respect to the payment of interest accrued on the Loan which is due on the Payment Date, (ii) was computed in accordance with the provisions of the Loan, (iii) does not exceed the amount available for a Final Drawing under the Letter of Credit, and (iv) has not been and is not the subject of a prior or contemporaneous demand for payment under the Letter of Credit.

                                             Annex III to
                                             Irrevocable Direct-Pay
                                             Letter of Credit

                                 FINAL
                          DRAWING CERTIFICATE

                               Page Two

     3. The aggregate amounts being drawn by the Beneficiary under the Letter of Credit with respect to the payment of principal of and interest accrued on the Loan, as set forth in sub-clauses (a) and (b) of clause (i) of paragraph (2) of the Certificate, do not exceed the respective amounts of the Principal Component and the Interest Component, in each case, as in effect on the Payment Date.

     IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the ______ day of ___________________________.

                                   CARIBBEAN REGIONAL
                                   DEVELOPMENT INVESTMENT TRUST

                                   By:
                                   Printed Name:
                                   Title: